RESTRICTED STOCK DEFERRAL ELECTION FORM

Name:	William Hawkins	Home Address:

Social Security Number:	###-##-####		710 Medtronic Parkway NE LC400

Telephone Number:	(763) 505-3032		Minneapolis, MN 55432-5604

Fax Number:	(763) 505-7556

I hereby irrevocably elect to convert the Restricted Stock under the referenced Award into Restricted Stock Units. I understand that this conversion will occur as of the date that the Restricted Stock vests and that at that time I will receive a Restricted Stock Units Award Agreement (the “Agreement”) setting out the terms governing the Restricted Stock Units. I further understand that the Agreement will provide for distribution of the Restricted stock Units in the form of Common Stock at the time and in the manner I elect below. I also understand that this election, once made, is irrevocable.

Date of Restricted Stock Award

April 18, 2002	☒ I hereby elect to receive distribution of the Common Stock under the Agreement beginning 12 months (must be at least 6) after my termination of employment with the Company and its affiliates in the form of

# of Shares 21,089	☐ lump sum

☐ installments over 15 years

I certify that my decision to defer is not due to reliance upon any financial or tax advice given by the Company. Further, I am aware that no ruling or determination has been obtained from the Internal Revenue Service that guarantees the deferral of income under this program.

Employee Signature	/s/ William A. Hawkins	Date	March 13, 2005

This agreement is subject to all terms of the applicable Medtronic stock award plan under which the Awards were granted.